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Exhibit 4.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form F-80) pertaining to the Joint Management Information Circular dated June 2, 2005 of our auditors' report dated February 3, 2005 relating to the consolidated balance sheets of Noranda Inc. as at December 31, 2004 and 2003, and the consolidated statements of income (loss) and retained earnings (deficit) and cash flows for the years then ended.

Toronto, Canada
June 2, 2005	Chartered Accountants

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM